

                                  Exhibit 99.2








                            ASSET PURCHASE AGREEMENT


                                 by and between

                     BEACON INFORMATION TECHNOLOGIES, INC.,

                                       AND

                         JUDGE TECHNICAL SERVICES, INC.





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                                TABLE OF CONTENTS
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SECTION  1.       DEFINITIONS......................................................................................1

SECTION  2.       ACQUISITION OF ASSETS............................................................................2

         2.1      Sale and Purchase of Assets......................................................................2

         2.2      Excluded Assets..................................................................................2

         2.3      Assumption of Liabilities........................................................................2

         2.4      Consents.........................................................................................3

SECTION  3.       PURCHASE AND SALE................................................................................3

         3.1      Purchase Price...................................................................................3

         3.2      Allocation of Consideration......................................................................4

         3.3      Closing Costs....................................................................................4

SECTION  4.       REPRESENTATIONS AND WARRANTIES OF SELLER.........................................................4

         4.1      Organization and Good Standing...................................................................4

         4.2      Power and Authorization..........................................................................4

         4.3      No Violation of Corporate Documents..............................................................5

         4.4      Brokers..........................................................................................5

         4.5      Title; Liens.....................................................................................5

SECTION  5.       REPRESENTATIONS AND WARRANTIES OF BUYER..........................................................5

         5.1      Organization and Good Standing...................................................................5

         5.2      Power and Authorization..........................................................................5

         5.3      No Conflicts.....................................................................................5

         5.4      Brokers..........................................................................................6

SECTION  6.       CLOSING..........................................................................................7

         6.1      Time and Place of Closing........................................................................7

         6.2      Remittance of Payments...........................................................................7

SECTION  7.       EMPLOYEE BENEFITS AND EMPLOYMENT.................................................................7

         7.1      Employment.......................................................................................7

         7.2      Employee Pension and Welfare Benefit Plans.......................................................8

         7.3      Vacation and Holidays............................................................................8

         7.4      Reporting and Disclosure Requirements............................................................8

         7.5      Employee Records.................................................................................8

SECTION  8.       MISCELLANEOUS....................................................................................8
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                                TABLE OF CONTENTS
                                   (continued)
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         8.1      Survival of Representations and Warranties.......................................................8

         8.2      Further Assurances...............................................................................8

         8.3      Costs and Expenses...............................................................................8

         8.4      Acknowledgment of Warranty Disclaimer............................................................9

         8.5      Public Announcements.............................................................................9

         8.6      Notices.........................................................................................10

         8.7      Assignment and Benefit..........................................................................10

         8.8      Amendment, Modification and Waiver..............................................................10

         8.9      Governing Law; Consent to Jurisdiction..........................................................10

         8.10     Section Headings and Defined Terms..............................................................11

         8.11     Invalidity/Severability.........................................................................11

         8.12     Counterparts....................................................................................11

         8.13     Entire Agreement................................................................................11

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is dated as of September 1, 2002 by and among Beacon Information Technologies, Inc., a Illinois corporation ("Seller"), and Judge Technical Services, Inc., a Delaware corporation ("Buyer"). An index of defined terms is attached as an appendix hereto. Buyer and Seller are collectively referred to herein as the "Parties".

                                   BACKGROUND

         The Parties desire to provide for, among other things, the acquisition by Buyer from Seller and the sale by Seller to Buyer of the Assets (as defined below) relating to the client list of Seller's technical placement business (the "Client List") upon the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


SECTION 1. DEFINITIONS.

         As used herein, the following definitions shall apply and shall govern interpretation of this Agreement:

         1.1 Client List - The "Client List" being purchased pursuant to this Asset Purchase Agreement shall be defined to mean a list of current clients serviced by Seller. Said list of clients is attached hereto at Schedule 1.1.

         1.2 Sales Spread - As used herein, "Sales Spread" shall be defined as net revenues less direct labor less per diems less any discounts or returns.

         1.3 Gross Profit - As used herein, "Gross Profit" for W-2 and bench employees shall mean net revenues less direct labor cost less payroll taxes of nine percent less per diems. The formula for determining the Gross Profit shall be as follows:

                                       Net Revenues
                                    -  Direct Labor (W-2 Payroll)
                                    -  Payroll Tax (DL x 0.09)
                                    -  Per Diem
                                    -  Independent Consultant Payroll
                                    ---------------------------------
                                    = Staffing Gross Profit

SECTION 2. ACQUISITION OF ASSETS.

         2.1 Sale and Purchase of Assets.

         Upon the terms and subject to the conditions of this Agreement, at the Closing (as hereinafter defined), Seller shall sell, transfer and deliver to Buyer the Assets (as defined below) and Buyer shall purchase the Assets from Seller for the consideration set forth in Section 2 hereof. As used herein the term "Assets" shall mean those certain assets set forth below owned by Seller, and used, useful or intended to be used in the operation of the Business, as of the date of this Agreement:

         (a) Active Client List;

         (b) Goodwill;

         (c) Trade secrets (including but not limited to all results of research and development), trade names, trademarks, service-marks, copyrights, trademark registrations and applications, service mark registrations and applications, copyright registrations and applications and rights-to-use (collectively "Intellectual Property");

         (d) Copies of all books and records predominately relating to the Business and the Assets (including such books and records as are contained in computerized storage media), including all, accounting, sales, export, import, manufacturing, marketing, banking and shipping records and all files, contractor, consultant, customer/client and supplier lists, records, literature and correspondence, and marketing materials excluding tax returns;

         (e) To the extent assignable, all permits, licenses and authorizations ("Authorizations") associated with the Seller's Business and its operations; and

         (f) All intangible assets and goodwill associated with the Seller's Business and its operations.

         2.2 Excluded Assets.

The Assets being sold, assigned, and transferred to Buyer hereunder do not include:

         (a) Cash and cash equivalents;

         (b) Accounts receivable accrued up through and including August 31, 2002;

         (c) Any name or mark which includes "Beacon";

         (d) Any rights, claims or counterclaims against third parties, and any rights under this Agreement, or the Transaction Documents, as defined therein;

         (e) Lease to the premises located at 600 S. Washington Street, Suite 103, Naperville, IL and any furniture, office equipment, or other inventory located therein; or

         (f) Any other assets not specifically referred to in Section 1.1 above (collectively, the "Excluded Assets").

         2.3 Assumption of Liabilities.

Buyer will not assume, claims, obligations, or commitments ("Liabilities") of Seller (the "Assumed Liabilities") relating to the Business, including, but not limited to, the following:

         (a) Unfunded pension liabilities;

         (b) Federal or other taxes;

         (c) Products liability, tort claims, or other litigation arising prior to or based on events that occurred prior to September 1, 2002;

         (d) Undisclosed liabilities;

         (e) Accounts payable of Seller relating to or arising out of the operation of the Business prior to September 1, 2002;

         (f) Vacation, severance and similar employment liabilities and liabilities under employee benefit plans arising prior to September 1, 2002; and

         (g) Any other liabilities arising before the date of the closing.

         2.4 Consents.

Notwithstanding anything in this Agreement to the contrary, if any Contract or Authorization included in the Assets may not be transferred without the consent, approval or waiver ("Consent") of a third party (including, without limitation, any governmental authority) and such transfer or attempted transfer would constitute a breach thereof or a violation of any law, nothing in this Agreement or any Transaction Document shall constitute a transfer or attempted transfer thereof. Buyer will use its best efforts to obtain each such Consent before or as soon as possible after the Closing Date, but to the extent not obtained, Seller and Buyer shall cooperate (a) in endeavoring to obtain such Consent promptly, and (b) if any such Consent is unobtainable, in any reasonable arrangement so that Buyer has all of the benefits and assumes all of the liabilities and obligations under any such Contract or Authorization as if such Contract and Authorization had been duly assigned to Buyer.


SECTION 3. PURCHASE AND SALE.

         3.1 Purchase Price.

Total consideration for the Assets acquired shall be paid as set forth herein:

         (a) Buyer shall pay to Seller the amount of six thousand seven hundred ($6700) upon the execution of this Asset Purchase Agreement;

         (b) Buyer shall also pay to Seller six monthly payments of $5,000 starting October 15, 2002;

         (c) In addition, Buyer will pay Seller up to four monthly payments of three thousand six hundred eighty dollars ($3680) starting October 15, 2002 provided that the previous month's weekly average Gross Profit for contract staffing from Seller's clients is above $5,000. Holiday weeks, as defined in the Judge employee handbook, shall not be included in said calculation.

         (d) Beginning March 31, 2003, Buyer shall begin payments to Seller representing the potential remaining payout for the client list, which shall be not greater than $125,000 if it is to be paid. Said potential payment shall be made monthly at a rate to be determined based on the previous four week average staffing gross profit, as follows:

         (i) If the four week average staffing gross profit from Seller's client list is less than eight thousand dollars ($8,000) in any month, no payment shall be made.

         (ii) If the four week average staffing gross profit from Seller's client list is greater than eight thousand dollars ($8,000) but less than twelve thousand dollars ($12,000) Buyer shall pay Seller five thousand dollars ($5,000).

         (iii) If the four week average staffing gross profit from Seller's client list is greater than twelve thousand dollars ($12,000) but less than eighteen thousand dollars ($18,000) Buyer shall pay Seller twelve thousand dollars ($12,000).

         (iv) If the four week average staffing gross profit from Seller's client list is greater than eighteen thousand dollars ($18,000) Buyer shall pay Seller twenty five thousand dollars ($25,000).

         (v) Holiday weeks shall not be included in the above calculations.

The above-listed average Gross Profit amounts assume a two person contract staffing office. Any additional headcount will increase the Gross Profit targets by twenty five hundred dollars ($2500) per week per person. Such target shall not be increased until the end of the first full calendar month of the new employee's employment.

         (e) Seller shall received targeted bonus payments fully set forth in
Schedule 2.1(e) attached hereto.

         3.2 Allocation of Consideration.

The consideration for the Assets shall be allocated to Seller as set forth in
Schedule 2.2. Seller and Buyer shall prepare their respective federal, state and local tax returns and reports employing the allocation made pursuant to this Section and shall not take a position in any tax proceeding or audit or otherwise that is inconsistent with such allocation; provided, that nothing contained herein shall require Seller or Buyer to contest, beyond the exhaustion of its administrative remedies before any taxing authority or agency, and Seller and Buyer shall not be required to litigate before any court, including, without limitation, the United States Tax Court, any proposed deficiency or adjustment by any taxing authority or agency that challenges such allocation. Seller and Buyer shall give prompt notice to each other promptly upon becoming aware of the commencement or threat of any tax audit or the threatened assertion of any proposed deficiency or adjustment by any tax authority or agency that challenges such allocation.

         3.3 Closing Costs.

Buyer shall be responsible for the payment of all the costs and expenses attributable to (a) all documentary, use, filing, sales and other taxes and fees due or payable as a result of the transfer and delivery of the Assets from Seller to Buyer, and (b) all of its attorney, consultant and other fees and any and all other expenses contemplated to be paid by Buyer under this Agreement and the other agreements, documents and instruments related hereto (this Agreement and such related agreements, documents and instruments, collectively, the "Transaction Documents"). Seller shall be responsible for the payment of all costs and expenses attributable to all of its attorney, consultant and other fees and any and all other expenses contemplated to be paid by Seller under this Agreement and the Transaction Documents.


SECTION 4. REPRESENTATIONS AND WARRANTIES OF SELLER.

         Seller hereby represents and warrants to Buyer as of the date of this Agreement and as of the Closing Date as follows (except, in each case, to the extent Buyer has knowledge or belief that any such representation and/or warranty is incorrect as a result of Buyer's due diligence, or Buyer's familiarity with the Business or otherwise):

         4.1 Organization and Good Standing.

Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois.

         4.2 Power and Authorization.

Seller has the corporate power and authority to enter into and perform its obligations under this Agreement and under the other agreements and documents required to be delivered by Seller prior to or at the Closing in connection herewith (such agreements and documents, collectively, the "Seller Transaction Documents"). The execution, delivery and performance by Seller of this Agreement and the Seller Transaction Documents have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with the terms hereof. When executed and delivered as contemplated herein, each of the Seller Transaction Documents shall constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with the terms thereof.

         4.3 No Violation of Corporate Documents.

The execution, delivery and performance by Seller of this Agreement and the Seller Transaction Documents do not and will not (with or without the passage of time or the giving of notice) violate or conflict with the certificate of incorporation or bylaws of Seller.

         4.4 Brokers.

No person acting on behalf of Seller or any of Seller's affiliates or under the authority of any of the foregoing, is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of the parties in connection with any of the transactions contemplated by this Agreement.

         4.5 Title; Liens.

Seller has such title to the Assets which it sells to Buyer free and clear of all liens, pledges, charges, claims, encumbrances, proscriptions, restrictions, conditions, covenants, and easements of any kind ("Liens").


SECTION 5. REPRESENTATIONS AND WARRANTIES OF BUYER.

         Buyer hereby represents and warrants to Seller as of the date of this Agreement and as of the Closing Date as follows:

         5.1 Organization and Good Standing.

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has all necessary power and authority to carry on its business as presently conducted, to own and lease the assets which it owns and leases and to perform all its obligations under each agreement and instrument by which it is bound.

         5.2 Power and Authorization.

Buyer has full legal right, power and authority to enter into and perform its obligations under this Agreement and under the other agreements, documents and instruments (collectively, the "Buyer Transaction Documents") required to be delivered by it prior to or at the Closing.

         5.3 No Conflicts.

         (a) The execution, delivery and performance of this Agreement and the Buyer Transaction Documents do not and will not (with or without the passage of time or the giving of notice):

         (i) violate or conflict with Buyer's certificate or articles of formation or organization or partnership agreement any statute, law, regulation, permit, license, or certificate, or any judgment, order, award or other decision or requirement of any arbitrator, court, government or governmental agency or instrumentality (domestic or foreign) binding upon Buyer or Buyer's properties or assets (such statutes, laws, regulations, permits, licenses, certificates, judgments, orders, awards and other decisions or requirements, collectively, "Laws"); or

         (ii) violate or conflict with, result in a breach of, or constitute a default or otherwise cause any loss of benefit under, any material agreement or other material obligation to which Buyer is a party.


         (b) No consents or approvals of, or registrations, notifications, filings and/or declarations with, any court, government or governmental agency or instrumentality, creditor, lessor or other person or entity are required to be given or made by Buyer in connection with the execution, delivery and performance of this Agreement and the other agreements, documents and instruments contemplated herein, other than such as have been obtained or made and are in full force and effect.

         (c) There are no actions, proceedings or investigations pending or, to the knowledge of Buyer, threatened, that question any of the transactions contemplated by, or the validity of, this Agreement or any of the other Transaction Documents or which, if adversely determined, could reasonably be expected to have an adverse affect upon the ability of Buyer or Seller to enter into or perform its respective obligations under this Agreement or any of the other Transaction Documents. Buyer has not, on behalf of itself or Seller, received any request from any governmental agency or instrumentality for information with respect to the transactions contemplated hereby.

         5.4 Brokers.

No person acting on behalf of Buyer or any of its affiliates or under the authority of any of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of the parties in connection with any of the transactions contemplated by this Agreement.

SECTION 6. CLOSING.

         6.1 Time and Place of Closing.

The closing of the purchase and sale of the Assets (the "Closing") pursuant to this Agreement shall take place at 10:00 a.m. on September __, 2002 (such date, the "Closing Date"), effective as of the close of business on August 31, 2002, and shall take place via facsimile at the respective offices of the Parties.

         6.2 Remittance of Payments.

From and after the Closing, Seller shall immediately remit to Buyer, in the amount received, any payments that it or any affiliate may receive (such as payments of accounts receivable) which properly belong to Buyer.


SECTION 7. EMPLOYEE BENEFITS AND EMPLOYMENT.

         7.1 Employment.

                  (a) Employment Contract for Dan Mancuso.

                      (i) Buyer will offer a one year employment contract to Dan Mancuso.

         Dan Mancuso shall be hired at a rate of $75,000 as an annualized rate of pay. He shall also receive a $600 per month car allowance and four percent (4%) of sales spread. In addition, he shall be eligible to receive targeted bonus payments as set forth at Schedule 2.1(e).

                  (b) Employment Contract for Christina Bowles

                      (i) Buyer will offer a one year employment contract to Christina Bowles.

                      (ii) Christina Bowles shall be hired at a rate of $50,000
                           as an annualized rate of pay. She shall also receive three percent (3%) of sales spread.

                  (c) Terms of Employment Contracts - The terms of the employment contract shall be attached at Schedule 7.1. Said Employment Contracts shall include a binding Non-Competition Agreement that shall prevent the employees for two years following separation from Buyer from contacting clients of Buyer to whom employees were introduced during their tenure at Seller and from contacting any clients of Seller who were clients prior to or during employees' employment with Buyer.

         7.2 Employee Pension and Welfare Benefit Plans.

Buyer assumes no responsibility with respect to any Employee Pension Benefit Plan or other Welfare Benefit Plans currently provided to Seller's employees. On the date of execution of this Agreement, Seller's employees shall have access to the Pension and other Benefit Plans and under the terms currently provided by Buyer to Buyer's employees. Seller's employees, including Dan Mancuso, shall be eligible to participate in the Buyer's health and dental plans effective November 1, 2002. From the date of closing through and including October 31, 2002, Buyer shall reimburse Seller's benefitted employees at the same rate that Seller currently reimburses them. Buyer shall reimburse Dan Mancuso $570.37 per month for his current benefits until October 31, 2002.

         7.3 Vacation and Holidays.

Buyer will provide to the Transferred Employees the same vacations and holidays as provided by Buyer to its current employees. No credit shall be given to transferred employees for vacation accrued during service to Seller.

         7.4 Reporting and Disclosure Requirements.

Seller shall be responsible for filing all annual reports and satisfying all other reporting and disclosure requirements with respect to any Employee Benefit Plan for all Plan Years ending prior to the Closing Date.

         7.5 Employee Records

Buyer shall grant Seller full access to all employee records relating to the Transferred Employees, including but not limited to personnel files.


SECTION 8. MISCELLANEOUS.

         8.1 Survival of Representations and Warranties.

The representations and warranties made by the parties in this Agreement and in the certificates, documents and schedules delivered pursuant hereto shall survive the consummation of the transactions herein contemplated.

         8.2 Further Assurances.

Each party hereto shall use commercially reasonable efforts to comply with all requirements imposed hereby on such party and to cause the transactions contemplated hereby to be consummated as contemplated hereby and shall, from time to time and without further consideration, either before or after the Closing, execute such further instruments and take such other actions as any other party hereto shall reasonably request in order to fulfill its obligations under this Agreement and to effectuate the purposes of this Agreement and to provide for the orderly and efficient transition of the ownership of the Assets to, and the assumption of the Assumed Liabilities by, Buyer. Each party shall promptly notify the other party of any event or circumstance known to such party that could prevent or delay the consummation of the transactions contemplated hereby or which would indicate a breach or non-compliance with any of the terms, conditions, representations, warranties or agreements of any of the parties to this Agreement.

         8.3 Costs and Expenses.

Except as otherwise expressly provided herein, each party shall bear its own expenses in connection herewith.

         8.4 Acknowledgment of Warranty Disclaimer.

Buyer acknowledges and agrees that

                  (a) Buyer has had full access to the assets, properties (real and personal, owned and leased), permits, licenses, agreements, instruments, documents and other contracts (oral and written), and the books and records related to the Business and has had full opportunity to inspect the same;

                  (b) Buyer has decided to acquire the Assets based upon such access and inspection and the representations, warranties and covenants of Seller specifically made in this Agreement;

                  (c) accordingly the representations made by Seller in Section 3 hereof are the sole representations and warranties made by Seller with respect to itself, its assets and its liabilities and obligations, AND SELLER MAKES NO OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, EITHER HEREIN OR OTHERWISE, AS TO THE ASSETS, PROPERTIES (REAL AND PERSONAL, OWNED AND LEASED), AGREEMENTS, INSTRUMENTS, DOCUMENTS AND OTHER CONTRACTS (ORAL AND WRITTEN), LIABILITIES AND/OR BUSINESS OF SELLER OR AS TO, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OTHER MATTER PERTAINING TO ANY OF THE FOREGOING;

                  (d) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, AS TO THE CONDITION OF THE ASSETS, PROPERTIES (REAL AND PERSONAL, OWNED AND LEASED), AGREEMENTS, INSTRUMENTS, DOCUMENTS AND OTHER CONTRACTS (ORAL AND WRITTEN ), BUSINESS, AND BUSINESS PROSPECTS OF SELLER, INCLUDING, WITHOUT LIMITATION, THE WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE; and

                  (e) in furtherance and not limitation of the foregoing, Seller makes no representation that Seller has, or that Buyer will have, all the licenses, permits or other Authorizations or contracts required to carry on the operation of the Business or that any of such licenses or permits or other Authorizations or contracts are transferable, and Buyer shall be responsible for all such matters.

         Except as and to the extent set forth in this Agreement and the certificates and schedules delivered under this Agreement, the Seller hereby disclaims all liability and responsibility for any statement or information made or communicated in any way to the Buyer or any agent, employee or representative thereof (including, without limitation, any opinion, information or advice provided by any officer, director, employee, agent, consultant or other representative of Seller or any affiliate of the Seller), and the Buyer acknowledges such disclaimer. No representation or warranty contained in Section 3 shall be deemed to be untrue to the extent that Buyer had knowledge on the date hereof that such representation or warranty was not correct as stated herein or, after the date hereof and on or before the Closing Date, gave prior approval to an act of the Seller or one of its subsidiaries which caused such representation or warranty to be incorrect as stated herein.

         8.5 Public Announcements.

Prior to the Closing, neither Seller nor Buyer shall make any public announcement or disclosure relating to the transactions contemplated herein without the prior agreement of the other party hereto, provided that each party shall use its best efforts to consult with the other in advance of any disclosure required by law, but in such case the agreement of the other party hereto shall not be required.

         8.6 Notices.

All notices or other communications permitted or required under this Agreement shall be in writing and shall be sufficiently given if and when hand delivered to the persons set forth below or if sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by telegram, telex or telecopy, receipt acknowledged, addressed as set forth below or to such other person or persons and/or at such other address or addresses as shall be furnished in writing by any party hereto to the others. Any such notice or communication shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor in all other cases.

                           To Seller:
                                    Dan Mancuso
                                    Beacon Information Technologies, Inc.
                                    605 Wingfoot Drive
                                    North Aurora, IL 60542

                           To Buyer:
                                    Judge Technical Services, Inc.
                                    2 Bala Plaza, Suite 400
                                    Bala Cynwyd, PA 19004
                                    Attention:  Robert G. Alessandrini

         8.7 Assignment and Benefit.

                  (a) No party shall assign this Agreement or any rights hereunder, or delegate any obligations hereunder, without prior written consent of the other party hereto. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto, and each of their respective successors and assigns.

                  (b) This Agreement shall not be construed as giving any person, other than the parties hereto and their permitted successors and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any of the provisions herein contained, this Agreement and all provisions and conditions hereof being intended to be, and being, for the sole and exclusive benefit of such parties, and permitted successors and assigns and for the benefit of no other person or entity.

         8.8 Amendment, Modification and Waiver.

The parties may amend or modify this Agreement in any respect, provided that any such amendment shall be in writing. The waiver by a party of any breach of any provision of this Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

         8.9 Governing Law; Consent to Jurisdiction.

This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the internal laws of the State of Illinois (and United States federal law, to the extent applicable), irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of law. Buyer and Seller agree that any legal action, suit or proceeding arising out of or relating to this Agreement shall be instituted in a court in the jurisdiction of the Defendant and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding in, and irrevocably submits to the jurisdiction of, any such court. Any and all service of process and any other notice in any such action, suit or proceeding shall be made by certified or registered mail, or by a nationally recognized overnight courier, directed to the Seller or Buyer, as the case may be, at the address provided for herein, and shall be effective against any party if given as provided herein. Nothing herein contained shall be deemed to affect the right of any party to serve process in any other manner permitted by law.

         8.10 Section Headings and Defined Terms.

The section headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement. The terms defined herein and in any agreement executed in connection herewith include the plural as well as the singular and the singular as well as the plural, and the use of masculine pronouns shall include the feminine and neuter. Except as otherwise indicated, all agreements defined herein refer to the same as from time to time amended or supplemented or the terms thereof waived or modified in accordance herewith and therewith.

         8.11 Invalidity/Severability.

The invalidity or unenforceability of this Agreement or any particular provision, or part of any provision, of this Agreement in one jurisdiction shall not affect the validity or enforceability of this Agreement or any particular provision or part of any provision of this Agreement in any other jurisdiction and the invalidity or unenforceability of any particular provision or part of any provision shall not affect the other provisions or parts hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

         8.12 Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original; and any person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         8.13 Entire Agreement.

This Agreement, together with the agreements, exhibits, schedules and certificates referred to herein or delivered pursuant hereto, constitutes the entire agreement between the parties hereto with respect to the purchase and sale of the Assets and the assumption of the Assumed Liabilities and supersedes all prior agreements and understandings. The submission of a draft of this Agreement or portions or summaries thereof does not constitute an offer to purchase or sell the Assets, it being understood and agreed that neither Buyer nor Seller shall be legally obligated with respect to such a purchase or sale or to any other terms or conditions set forth in such draft or portion or summary unless and until this Agreement has been duly executed and delivered by all parties. Buyer's rights and remedies with respect to the transactions contemplated by this Agreement and the other Transaction Documents shall be controlled by and subject to the provisions of this Agreement, and Buyer shall have no other rights or remedies except as set forth in this Agreement.

                  IN WITNESS WHEREOF, each of the parties hereto has duly executed this Asset Purchase Agreement, under seal, all as of the date first above written.


Attest                        BEACON INFORMATION TECHNOLOGIES, INC.



                              By:      /s/ Dan Mancuso
------------------------         ---------------------------------
                              Name:  Dan Mancuso
                              Title: Principal

[Seal]                        Date:    September 6, 2002
                                   -------------------------------



Attest                        JUDGE TECHNICAL SERVICES, INC.



                              By:      /s/ Robert G. Alessandrini.
------------------------           -------------------------------
                              Robert G. Alessandrini
                              Chief Financial Officer

[Seal]                        Date:    September 6, 2002
                                   -------------------------------

LIST OF SCHEDULES
-----------------


Schedule 1.1         Client List

Schedule 2.1(e)      Bonus Targets and Payment Schedule

Schedule 2.2         Allocation of Consideration

Schedule 7.1         Employment Contracts for Dan Mancuso and Christina Bowles

                                  Schedule 1.1
                                  ------------


                                   CLIENT LIST
                                   -----------

                                 Schedule 2.1(e)
                                 ---------------



                       BONUS TARGETS AND PAYMENT SCHEDULE
                       ----------------------------------

Chicago
                     Target Gross Profit and Bonus Structure
  Note:              1 Gross Profits targets are for the Chicago IT Contract
                       Placement Division.
                     2 Targets must be met to obtain bonus.
                     3 Only one level of bonus is payable per quarter if target is achieved.
                     4 Bonuses will be paid to Beacon.
                     5 If a bonus is earned, it will be
                       paid within 30 days after the
                       respective quarter's sales have
                       been collected.

Fiscal         Safety -Target 1 Qtr. GP   Bonus    Baseline    Bonus     Target 3    Bonus @ T3  Target 4    Bonus       Total $
Qtr.End                                   @ T1     -Target 2   @ T2      Qtr. GP                 Qtr. GP     @ T4
                                                   Qtr. GP
    9/1/2002   Start w/ Judge; 7000 GP    N/A                  N/A                    N/A                     N/A
  10/31/2002    Oct. weekly GP avg 10k    10,000   Same as     10,000    Same as      10,000      Same as     10,000
               (highest 3 wks in Oct.)             T1                    T1                       T1
  12/31/2002                   153,000    10,000   168,300     25,000    204,000      40,000      204,000     40,000
   3/31/2003                   168,300    12,500   204,000     40,000    255,000      60,000      285,600     75,000
   6/30/2003                   204,000    20,000   255,000     50,000    306,000      70,000      357,000     90,000
   9/30/2003                   255,000    30,000   285,600     65,000    331,500      80,000      377,400    100,000
  12/31/2003                   285,600    35,000   318,240     75,000    357,000      90,000      397,800    110,000
------------------------------------------------------------------------------------------------------------------------------------
Pmts @ T1                                117,500                                                                        $117,500.00
------------------------------------------------------------------------------------------------------------------------------------
Pmts @ T2                                                     265,000                                                   $265,000.00
------------------------------------------------------------------------------------------------------------------------------------
Pmts @ T3                                                                            350,000                            $350,000.00
------------------------------------------------------------------------------------------------------------------------------------
Pmts @ T4                                                                                                    425,000    $425,000.00
------------------------------------------------------------------------------------------------------------------------------------

                                  Schedule 2.2
                                  ------------



                           ALLOCATION OF CONSIDERATION
                           ---------------------------

                                  Schedule 7.1



            EMPLOYMENT CONTRACTS FOR DAN MANCUSO AND CHRISTINA BOWLES
            ----------------------------------------------------------

                              EMPLOYMENT AGREEMENT
                              --------------------


         EMPLOYMENT AGREEMENT dated as of September 1, 2002, between JUDGE TECHNICAL SERVICES, INC. ("Company") and Dan Mancuso ("Executive").

                                   BACKGROUND
                                   ----------

The Company is a Delaware corporation engaged in the business of contract placement in the IT, Food, Pharmaceutical, Biosciences, Engineering, and Distribution businesses.

         Executive has substantial business experience and talents in the area of contract placement. Pursuant to the Asset Purchase Agreement By and Between Beacon Information Technologies and Company, Company wishes to employ Executive on the terms and conditions set forth in this Agreement.

         Pursuant to the foregoing, Company desires to employ Executive, and Executive desires to enter into the employ of Company, on the terms and conditions contained in this Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and intending, to be legally bound hereby, the parties hereto agree as follows:

SECTION 1.  CAPACITY AND DUTIES

         1.1 Employment; Acceptance of Employment. Company hereby employs Executive and Executive hereby accepts employment by Company for the period and upon the terms and conditions hereinafter set forth.

         1.2 Capacity and Duties.

                  (a) Executive shall be principally employed by Company as the Sales Manager for the Contract Placement division of Company's Chicago office, and shall perform such duties and have such authority consistent with his position as may from time to time be specified by the President of the Company. Executive shall report directly to the President and shall perform his duties for Company principally from Company's office located at 1333 Butterfield Road, Suite 425, Downers Grove, Illinois (the "Chicago office"), except for periodic travel that may be necessary or appropriate in connection with the performance of Executive's duties hereunder.

                  (b) Executive shall devote his full working time, energy, skill and best efforts to the performance of his duties hereunder, in a manner which will faithfully and diligently further the business and interests of Company and its affiliates (as defined below), and shall not be employed by or participate or engage in or be a part of in any manner the management or operation of any business enterprise other than Company and its affiliates without the prior written consent of the President, which consent may be granted or withheld in her sole discretion. For the purposes of this definition "affiliate" means any person or entity which is a subsidiary of or controlled by, or under common control with, the Company

                  (c) Executive, without the express consent of President, shall have no actual, apparent or implied authority to pledge the credit of Company; bind Company under any contract, note, mortgage or other agreement outside the ordinary course of Company's business; release or discharge any debt due Company; or sell, mortgage, transfer or otherwise dispose of any assets of Company.

SECTION 2. TERM OF EMPLOYMENT

         2.1 Term. The initial term of Executive's employment hereunder shall be one (1) year commencing on the date hereof and shall thereafter automatically terminate. Thereafter, at the mutual will of both parties, Executive shall remain employed as an employee at will, whose employment may be terminated by either party.

SECTION 3.  COMPENSATION

         3.1 Basic Compensation. As compensation for Executive's services hereunder, Company shall pay to Executive a salary at the annual rate of $75,000 (the "Base Salary"), payable in bi-weekly installments in accordance with Company's regular payroll practices in effect from time to time for the first year during the term of Executive's employment, and for each subsequent year a salary at such higher annual rate as the Board shall from time to time determine in its sole discretion.

         3.2 Performance Bonus. During the Term of this Agreement, in the sole discretion of the President, Executive shall be entitled to receive an annual performance bonus in accordance with the Bonus Program negotiated by the parties pursuant to the Asset Purchase Agreement, provided that Executive has met or exceeded net profit or other performance goals established by such program.

         3.3 Spread. In addition to the base salary, Executive shall be entitled to receive four percent (4%) of his individual weekly spread.

         3.4 Executive Benefits. In addition to the compensation provided for in Sections 3.1, 3.2 and 3.3, Executive shall be entitled during the term of his employment to participate in Company's medical and 401(k) plans and such other of Company's employee benefit plans and benefit programs as may from time to time be provided for other employees of Company whose duties, responsibilities, and compensation are reasonably comparable to those of Executive.

         3.5 Vacation. Executive shall be entitled to all legal holidays observed by Company and to vacation of seven (7) days for the remainder of 2002 and beginning January 1, 2003, to a vacation of three (3) weeks during each calendar year during the term of his employment, during which time his compensation shall be paid in full.

         3.6 Expense Reimbursement. During the term of his employment, Company shall reimburse Executive for all reasonable expenses incurred by him in connection with the performance of his duties hereunder in accordance with its regular reimbursement policies as in effect from time to time and upon receipt of itemized vouchers therefor and such other supporting information as Company may reasonably require.

         3.7 Automobile. During the term of his employment, Company shall provide Executive with a six hundred dollar ($600) per month car allowance.

SECTION 4. TERMINATION OF EMPLOYMENT

         4.1 Death of Executive. Executive's employment hereunder shall immediately terminate upon his death, upon which Company shall not thereafter be obligated to make any further payments hereunder other than amounts (including salary, bonuses, expense reimbursement, etc.) accrued as of the date of Executive's death in accordance with generally accepted accounting principles. In the event of Executive's death, all vested stock options shall be exercisable by Executive's beneficiaries pursuant to the Judge Group, Inc.'s Stock Option Agreement.

         4.2 Disability of Executive. If Executive, in the reasonable opinion of the Board, is or has been unable, due to his physical, mental or emotional illness or condition to perform his duties hereunder for a period of forty five
(45) consecutive days or sixty (60) days within twelve consecutive months, then the Board shall have the right to terminate Executive's employment upon ten (10) days' prior written notice to Executive at any time during the continuation of such inability, in which event Company shall not thereafter be obligated to make any further payments hereunder other than amounts (including salary, bonuses, expense reimbursement, etc.) accrued under this Agreement as of the date of such termination in accordance with generally accepted accounting principles.

         4.3 Termination for Cause. Executive's employment hereunder shall terminate immediately upon notice that the CEO is terminating Executive for "cause" (as defined herein), in which event Company shall not thereafter be obligated to make any further payments hereunder other than amounts (including salary, bonuses, expense reimbursement, etc.) accrued under this Agreement as of the date of such termination in accordance with generally accepted accounting principles. As used herein, "cause" shall include, without limitation, the following:

                           (i) material dishonesty;

                           (ii) fraud committed in connection with Executive's
employment, theft or misappropriation or embezzlement of Company's funds;

                           (iii) conviction of any felony, crime involving fraud
or misrepresentation, the effect of which is likely to adversely affect the Company or its affiliates;

                           (iv) material breach of Executive's obligations under
this Agreement not corrected after notice and a period of fifteen (15) days to cure;

                           (v) repeated and consistent failure of Executive to
be present at work during normal business hours;

                           (vi) insubordination, gross incompetence or
misconduct in the performance of, or gross neglect of, Executive's duties hereunder not corrected after notice and a period of fifteen (15) days to cure;

                           (vii) illegal possession or use of any controlled
substance or intoxication during business hours.

         4.4 Termination without Cause. In the event Executive's employment is terminated by Company prior to the expiration of the then current term, for any reason other than Cause or the death or disability of Executive; then Company shall pay Executive base salary and car allowance payments for the remainder of the contract term. Upon making such payments, Company shall have no further obligation to Executive hereunder.

SECTION 5. RESTRICTIVE COVENANTS

         5.1 Confidentiality.

                  (a) Executive shall not, either during or after his employment with Company, directly or indirectly use, publish or otherwise disclose or divulge to any third party any trade secrets, confidential or proprietary information of Company other than as required by law or in the ordinary course of Company business (including, without limitation, any such information concerning customers, clients, candidates, consultants, vendors, services, products, processes, pricing policies, business plans or records, any technical or financial information or data, or any information relating to the history or prospects of Company, Company, any of Company's affiliates, or any of Company's shareholders). "Confidential" information includes, without limitation, all unpublished information and all information and data which is not generally known by the industry.

                  (b) Executive shall not, either during or after his employment with Company, directly or indirectly copy, reproduce or remove from Company's premises, except in the ordinary course of Company business, trade secrets, confidential or proprietary information of Company (in any medium) or any Company documents, files or records (including without limitation any invoices, customer correspondence, business cards, orders, computer records or software, or mailing, telephone or customer lists). All such documents, files and records, and all other memoranda, notes, files, records, lists and other documents made, compiled or otherwise acquired by Executive in the course of his employment with Company are and shall remain the sole property of Company and all originals and copies thereof shall be delivered to Company upon termination of employment for whatever reason. Executive acknowledges a duty of confidentiality owed to Company and Company and shall not, at any time during or after his employment by Company, retain in writing, use, divulge, furnish, or make accessible to anyone, without the express authorization of the Board, any trade secret, private or confidential information or knowledge of Company or its parent or any of its parent's affiliates obtained or acquired by him while so employed. All computer software, computer data, address books, rolodexes, business cards, telephone lists, customer lists, price lists, contract forms, catalogs, books, records, and files and know-how acquired while an employee of Company, are acknowledged to be the property of Company and shall not be duplicated, removed from Company's possession or made use of other than in pursuit of Company's business and, upon termination of employment for any reason, Executive shall deliver to Company, without further demand, all copies thereof which are then in his possession or under his control.

         5.2 Non-Competition and Non-Solicitation.

                  (c) Executive further agrees that in the event of termination of this Agreement for any reason whatsoever including non-renewal, he will not, for a period of two years from the date of such termination (such period not to include any period(s) of violation or period(s) of time required for litigation to enforce the covenants herein), either directly or indirectly, on his own account or as agent, consultant, advisor, stockholder, employer, employee or otherwise in conjunction with any other person or entity engage in competition in a business similar to that of Company solicit accounts, clients, personnel, consultants, candidates that he brought to Judge or to whom he was introduced through his employment with Company. Executive further agrees that regardless of geographic location, he will not, during such time period, service any customers that Company has done any business with during the preceding year. Executive acknowledges that doing so in any manner would interfere with, diminish and otherwise jeopardize and damage the business and goodwill of Company.

                  (d) Executive further agrees that during the duration of this agreement and for a period of two years following termination for any reason, he will not in any way solicit, divert, take away or attempt to solicit, divert or take away any employee, temporary personnel, consultants, applicants, clients, customers, trade, business or goodwill from Company or otherwise compete for accounts or personnel which became known to him through his employment with Company and agrees not to influence or attempt to influence any of Company's current or prospective customers, technical personnel, or employees not to do business with Company.

         5.3 Inventions and Improvements. During the term of his employment, Executive shall promptly communicate to Company all ideas, discoveries and inventions which are or may be useful to Company or its business. Executive acknowledges that all ideas, discoveries, inventions, and improvements which are made, conceived, or reduced to practice by him and every item of knowledge relating to Company's business interests (including potential business interests) gained by him during his employment hereunder are the property of Company, and Executive hereby irrevocably assigns all such ideas, discoveries, inventions, improvements, and knowledge to Company for its sole use and benefit, without additional compensation. The provisions of this Section shall apply whether such ideas, discoveries, inventions, improvements or knowledge are conceived, made or gained by him alone or with others, whether during or after usual working hours, whether on or off the job, whether applicable to matters directly or indirectly related to Company's business interests (including potential business interests), and whether or not within the specific realm of his duties. It shall be conclusively presumed that ideas, inventions, and improvements relating to Company's business interests or potential business interests conceived during the two (2) years following termination of employment are, for the purposes of this Agreement, conceived prior to termination of employment. Executive shall, upon request of Company, but at no expense to Executive, at any time during or after his employment with Company, sign all instruments and documents requested by Company and otherwise cooperate with Company to protect its right to such ideas, discoveries, inventions, improvements, and knowledge, including applying for, obtaining, and enforcing patents and copyrights thereon in any and all countries.

         5.4 Injunctive and Other Relief.

                  (e) Executive acknowledges and agrees that the covenants contained herein are fair and reasonable in light of the consideration paid hereunder, and that damages alone shall not be an adequate remedy for any breach by Executive of his covenants contained herein and accordingly expressly agrees that, in addition to any other remedies which Company may have, Company shall be entitled to injunctive relief in any court of competent jurisdiction for any breach or threatened breach of any such covenants by Executive. Nothing contained herein shall prevent or delay Company or Company from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by Executive of any of its obligations hereunder.

                  (f) Notwithstanding the equitable relief available to Company, the Executive, in the event of a breach of his covenants contained in Section 5 hereof, understands and agrees that the uncertainties and delay inherent in the legal process would result in a continuing breach for some period of time, and therefore, continuing injury to Company until and unless Company can obtain such equitable relief. Therefore, in addition to such equitable relief, Company shall be entitled to monetary damages for any such period of breach until the termination of such breach, in an amount deemed reasonable to cover all actual and consequential losses, plus all monies received by Executive as a result of said breach and all costs and attorneys' fees incurred by Company in enforcing this Agreement. If Executive should use or reveal to any other person or entity any confidential information, this will be considered a continuing violation on a daily basis for so long a period of time as such confidential information is made use of by Executive or any such other person or entity.

SECTION 6. MISCELLANEOUS

         6.1 Severability. The invalidity or unenforceability of any particular provision or part of any provision of this Agreement shall not affect the other provisions or parts hereof. If any provision hereof is determined to be invalid or unenforceable by a court of competent jurisdiction, by reason of the duration or geographical scope of the covenants contained therein, such duration or geographical scope, or both, shall be considered to be reduced to a duration or geographical scope to the extent necessary to cure such invalidity.

         6.2 Assignment. This Agreement shall not be assignable by Executive, and shall be assignable by Company only to any person or entity which may become a successor in interest (by purchase of assets or stock, or by merger, or otherwise) to Company in the business or a portion of the business presently operated by it. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto and each of their respective permitted successors, assigns, heirs, executors and administrators.

         6.3 Notices. All notices hereunder shall be in writing and shall be sufficiently given if hand-delivered, sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested or by telegram, fax or telecopy (confirmed by U.S. mail), receipt acknowledged, addressed as set forth below or to such other person and/or at such other address as may be furnished in writing by any party hereto to the other. Any such notice shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor, in all other cases. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given as provided in this Agreement; provided that nothing herein shall be deemed to affect the right of any party to serve process in any other manner permitted by law.

                   (a)   If to Company:

                         Judge Technical Services, Inc. & The Judge Group, Inc. Two Bala Plaza, Suite 800
                         Bala Cynwyd, PA  19004
                         Tel:  (610) 667-7700
                         Fax:  (610) 664-7090
                         Attention:  Martin E. Judge, Jr.

                   (b)   If to Executive:

                         Dan Mancuso
                         605 Wingfoot Drive
                         North Aurora, IL 60542

         6.4 Entire Agreement and Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters contemplated herein and supersedes all prior agreements and understandings with respect thereto. Any amendment, modification, or waiver of this Agreement shall not be effective unless in writing. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of any right, remedy, power, or privilege with respect to any other occurrence.

         6.5 Governing Law. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania (and United States federal law, to the extent applicable), without giving effect to otherwise applicable principles of conflicts of law.

         6.6 Headings; Counterparts. The headings of paragraphs in this Agreement are for convenience only and shall not affect its interpretation. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to constitute but one and the same Agreement.

         6.7 Further Assurances. Each of the parties hereto shall execute such further instruments and take such other actions as any other party shall reasonably request in order to effectuate the purposes of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                            JUDGE TECHNICAL SERVICES, INC.

                            By: /s/ Robert G. Alessandrini
                               --------------------------------------
                            Robert G. Alessandrini
                            Chief Financial Officer,
                            The Judge Group, Inc.


                            Date: September 6, 2002
                                  -----------------------------------


                            /s/ Dan Mancuso
                            -----------------------------------------
                            Dan Mancuso

                            Date: September 6, 2002
                                  -----------------------------------

                              EMPLOYMENT AGREEMENT
                              --------------------


         EMPLOYMENT AGREEMENT dated as of September 1, 2002, between JUDGE TECHNICAL SERVICES, INC. ("Company") and Christina Bowles ("Recruiter").

                                   BACKGROUND
                                   ----------

The Company is a Delaware corporation engaged in the business of contract placement in the IT, Food, Pharmaceutical, Biosciences, Engineering, and Distribution businesses.

         Recruiter has substantial business experience and talents in the area of contract placement. Pursuant to the Asset Purchase Agreement By and Between Beacon Information Technologies and Company, Company wishes to employ Recruiter on the terms and conditions set forth in this Agreement.

         Pursuant to the foregoing, Company desires to employ Recruiter, and Recruiter desires to enter into the employ of Company, on the terms and conditions contained in this Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and intending, to be legally bound hereby, the parties hereto agree as follows:

SECTION 1. CAPACITY AND DUTIES

         1.1 Employment; Acceptance of Employment. Company hereby employs Recruiter and Recruiter hereby accepts employment by Company for the period and upon the terms and conditions hereinafter set forth.

         1.2 Capacity and Duties.

                  (a) Recruiter shall be principally employed by Company as a recruiter, and shall perform such duties and have such authority consistent with her position as may from time to time be specified by the President of the Company. Recruiter shall report directly to the Branch Manager for the contract placement division in the Chicago office and shall perform her duties for Company principally from Company's office located at 1333 Butterfield Road, Suite 425, Downers Grove, Illinois (the "Chicago office"), except for periodic travel that may be necessary or appropriate in connection with the performance of Recruiter's duties hereunder.

                  (b) Recruiter shall devote her full working time, energy, skill and best efforts to the performance of his duties hereunder, in a manner which will faithfully and diligently further the business and interests of Company and its affiliates (as defined below), and shall not be employed by or participate or engage in or be a part of in any manner the management or operation of any business enterprise other than Company and its affiliates without the prior written consent of the President, which consent may be granted or withheld in her sole discretion. For the purposes of this definition "affiliate" means any person or entity which is a subsidiary of or controlled by, or under common control with, the Company

                  (c) Recruiter, without the express consent of President, shall have no actual, apparent or implied authority to pledge the credit of Company, bind Company under any contract, note, mortgage or other agreement outside the ordinary course of Company's business; release or discharge any debt due Company; or sell, mortgage, transfer or otherwise dispose of any assets of Company.

SECTION 2. TERM OF EMPLOYMENT

         2.1 Term. The initial term of Recruiter's employment hereunder shall be one (1) year commencing on the date hereof and shall thereafter automatically terminate. Thereafter, at the mutual will of both parties, Recruiter shall remain employed as an employee at will, whose employment may be terminated by either party.

SECTION 3. COMPENSATION

         3.1 Basic Compensation. As compensation for Recruiter's services hereunder, Company shall pay to Recruiter a salary at the annual rate of $50,000 (the "Base Salary"), payable in bi-weekly installments in accordance with Company's regular payroll practices in effect from time to time for the first year during the term of Recruiter's employment, and subsequently at such annual rate as the management shall thereafter decide.

         3.2 Spread. In addition to the base salary, Recruiter shall be entitled to receive three percent (3%) of her weekly spread, as defined in the Asset Purchase Agreement for the candidates she recruits.

         3.3 Executive Benefits. In addition to the compensation provided for in Sections 3.1 and 3.2, Recruiter shall be entitled during the term of her employment to participate in Company's medical and 401(k) plans and such other of Company's employee benefit plans and benefit programs as may from time to time be provided for other employees of Company whose duties, responsibilities, and compensation are reasonably comparable to those of Recruiter.

         3.4 Vacation. Recruiter shall be entitled to all legal holidays observed by Company and to vacation of five (5) days for the remainder of 2002 and beginning January 1, 2003, to a vacation of three (3) weeks during each calendar year during the term of her employment, during which time her compensation shall be paid in full.

         3.5 Expense Reimbursement. During the term of her employment, Company shall reimburse Recruiter for all reasonable expenses incurred by her in connection with the performance of her duties hereunder in accordance with its regular reimbursement policies as in effect from time to time and upon receipt of itemized vouchers therefor and such other supporting information as Company may reasonably require.

SECTION 4. TERMINATION OF EMPLOYMENT

         4.1 Death of Recruiter. Recruiter's employment hereunder shall immediately terminate upon her death, upon which Company shall not thereafter be obligated to make any further payments hereunder other than amounts (including salary, bonuses, expense reimbursement, etc.) accrued as of the date of Recruiter's death in accordance with generally accepted accounting principles.

         4.2 Termination for Cause. Recruiter's employment hereunder shall terminate immediately upon notice that the CEO is terminating Recruiter for "cause" (as defined herein), in which event Company shall not thereafter be obligated to make any further payments hereunder other than amounts (including salary, bonuses, expense reimbursement, etc.) accrued under this Agreement as of the date of such termination in accordance with generally accepted accounting principles. As used herein, "cause" shall include, without limitation, the following:

                           (i) material dishonesty;

                           (ii) fraud committed in connection with Recruiter's
employment, theft or misappropriation or embezzlement of Company's funds;

                           (iii) conviction of any felony, crime involving fraud
or misrepresentation, the effect of which is likely to adversely affect the Company or its affiliates;

                           (iv) material breach of Recruiter's obligations under
this Agreement not corrected after notice and a period of fifteen (15) days to cure;

                           (v) repeated and consistent failure of Recruiter to
be present at work during normal business hours;

                           (vi) insubordination, gross incompetence or
misconduct in the performance of, or gross neglect of, Recruiter's duties hereunder not corrected after notice and a period of fifteen (15) days to cure;

                           (vii) illegal possession or use of any controlled
substance or intoxication during business hours.


         4.3 Termination without Cause. In the event Recruiter's employment is terminated by Company prior to the expiration of the then current term, for any reason other than Cause or the death or disability of Recruiter; then Company shall pay Recruiter base salary payments for the remainder of the contract term. Upon making such payments, Company shall have no further obligation to Recruiter hereunder.

SECTION 5. RESTRICTIVE COVENANTS

         5.1 Confidentiality.

                  (a) Recruiter shall not, either during or after her employment with Company, directly or indirectly use, publish or otherwise disclose or divulge to any third party any trade secrets, confidential or proprietary information of Company other than as required by law or in the ordinary course of Company business (including, without limitation, any such information concerning customers, clients, candidates, consultants, vendors, services, products, processes, pricing policies, business plans or records, any technical or financial information or data, or any information relating to the history or prospects of Company, Company, any of Company's affiliates, or any of Company's shareholders). "Confidential" information includes, without limitation, all unpublished information and all information and data which is not generally known by the industry.

                  (b) Recruiter shall not, either during or after her employment with Company, directly or indirectly copy, reproduce or remove from Company's premises, except in the ordinary course of Company business, trade secrets, confidential or proprietary information of Company (in any medium) or any Company documents, files or records (including without limitation any invoices, customer correspondence, business cards, orders, computer records or software, or mailing, telephone or customer lists). All such documents, files and records, and all other memoranda, notes, files, records, lists and other documents made, compiled or otherwise acquired by Recruiter in the course of her employment with Company are and shall remain the sole property of Company and all originals and copies thereof shall be delivered to Company upon termination of employment for whatever reason. Recruiter acknowledges a duty of confidentiality owed to Company and Company and shall not, at any time during or after her employment by Company, retain in writing, use, divulge, furnish, or make accessible to anyone, without the express authorization of the Board, any trade secret, private or confidential information or knowledge of Company or its parent or any of its parent's affiliates obtained or acquired by him while so employed. All computer software, computer data, address books, rolodexes, business cards, telephone lists, customer lists, price lists, contract forms, catalogs, books, records, and files and know-how acquired while an employee of Company, are acknowledged to be the property of Company and shall not be duplicated, removed from Company's possession or made use of other than in pursuit of Company's business and, upon termination of employment for any reason, Recruiter shall deliver to Company, without further demand, all copies thereof which are then in her possession or under her control.

         5.2 Non-Competition and Non-Solicitation.

                  (c) Recruiter further agrees that in the event of termination of this Agreement for any reason whatsoever including non-renewal, she will not, for a period of two years from the date of such termination (such period not to include any period(s) of violation or period(s) of time required for litigation to enforce the covenants herein), either directly or indirectly, on her own account or as agent, consultant, advisor, stockholder, employer, employee or otherwise in conjunction with any other person or entity engage in competition in a business similar to that of Company solicit accounts, clients, personnel, consultants, candidates that she brought to Judge or to whom she was introduced through her employment with Company. Recruiter further agrees that regardless of geographic location, she will not, during such time period, service any customers that Company has done any business with during the preceding year. Recruiter acknowledges that doing so in any manner would interfere with, diminish and otherwise jeopardize and damage the business and goodwill of Company.

                  (d) Recruiter further agrees that during the duration of this agreement and for a period of two years following termination for any reason, she will not in any way solicit, divert, take away or attempt to solicit, divert or take away any employee, temporary personnel, consultants, applicants, clients, customers, trade, business or goodwill from Company or otherwise compete for accounts or personnel which became known to him through her employment with Company and agrees not to influence or attempt to influence any of Company's current or prospective customers, technical personnel, or employees not to do business with Company.

         5.3 Inventions and Improvements. During the term of her employment, Recruiter shall promptly communicate to Company all ideas, discoveries and inventions which are or may be useful to Company or its business. Recruiter acknowledges that all ideas, discoveries, inventions, and improvements which are made, conceived, or reduced to practice by him and every item of knowledge relating to Company's business interests (including potential business interests) gained by him during her employment hereunder are the property of Company, and Recruiter hereby irrevocably assigns all such ideas, discoveries, inventions, improvements, and knowledge to Company for its sole use and benefit, without additional compensation. The provisions of this Section shall apply whether such ideas, discoveries, inventions, improvements or knowledge are conceived, made or gained by him alone or with others, whether during or after usual working hours, whether on or off the job, whether applicable to matters directly or indirectly related to Company's business interests (including potential business interests), and whether or not within the specific realm of her duties. It shall be conclusively presumed that ideas, inventions, and improvements relating to Company's business interests or potential business interests conceived during the two (2) years following termination of employment are, for the purposes of this Agreement, conceived prior to termination of employment. Recruiter shall, upon request of Company, but at no expense to Recruiter, at any time during or after her employment with Company, sign all instruments and documents requested by Company and otherwise cooperate with Company to protect its right to such ideas, discoveries, inventions, improvements, and knowledge, including applying for, obtaining, and enforcing patents and copyrights thereon in any and all countries.

         5.4 Injunctive and Other Relief.

                  (e) Recruiter acknowledges and agrees that the covenants contained herein are fair and reasonable in light of the consideration paid hereunder, and that damages alone shall not be an adequate remedy for any breach by Recruiter of her covenants contained herein and accordingly expressly agrees that, in addition to any other remedies which Company may have, Company shall be entitled to injunctive relief in any court of competent jurisdiction for any breach or threatened breach of any such covenants by Recruiter. Nothing contained herein shall prevent or delay Company or Company from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by Recruiter of any of its obligations hereunder.

                  (f) Notwithstanding the equitable relief available to Company, the Recruiter, in the event of a breach of her covenants contained in Section 5 hereof, understands and agrees that the uncertainties and delay inherent in the legal process would result in a continuing breach for some period of time, and therefore, continuing injury to Company until and unless Company can obtain such equitable relief. Therefore, in addition to such equitable relief, Company shall be entitled to monetary damages for any such period of breach until the termination of such breach, in an amount deemed reasonable to cover all actual and consequential losses, plus all monies received by Recruiter as a result of said breach and all costs and attorneys' fees incurred by Company in enforcing this Agreement. If Recruiter should use or reveal to any other person or entity any confidential information, this will be considered a continuing violation on a daily basis for so long a period of time as such confidential information is made use of by Recruiter or any such other person or entity.

SECTION 6. MISCELLANEOUS

         6.1 Severability. The invalidity or unenforceability of any particular provision or part of any provision of this Agreement shall not affect the other provisions or parts hereof. If any provision hereof is determined to be invalid or unenforceable by a court of competent jurisdiction, by reason of the duration or geographical scope of the covenants contained therein, such duration or geographical scope, or both, shall be considered to be reduced to a duration or geographical scope to the extent necessary to cure such invalidity.

         6.2 Assignment. This Agreement shall not be assignable by Recruiter, and shall be assignable by Company only to any person or entity which may become a successor in interest (by purchase of assets or stock, or by merger, or otherwise) to Company in the business or a portion of the business presently operated by it. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto and each of their respective permitted successors, assigns, heirs, executors and administrators.

         6.3 Notices. All notices hereunder shall be in writing and shall be sufficiently given if hand-delivered, sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested or by telegram, fax or telecopy (confirmed by U.S. mail), receipt acknowledged, addressed as set forth below or to such other person and/or at such other address as may be furnished in writing by any party hereto to the other. Any such notice shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor, in all other cases. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given as provided in this Agreement; provided that nothing herein shall be deemed to affect the right of any party to serve process in any other manner permitted by law.

                   (a)   If to Company:

                         Judge Technical Services, Inc. & The Judge Group, Inc. Two Bala Plaza, Suite 800
                         Bala Cynwyd, PA  19004
                         Tel:  (610) 667-7700
                         Fax:  (610) 664-7090
                         Attention: Martin E. Judge, Jr.

                   (b)   If to Recruiter:

                         Christina Bowles
                         352 Danbury Dr.
                         Naperville, IL 60565


         6.4 Entire Agreement and Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters contemplated herein and supersedes all prior agreements and understandings with respect thereto. Any amendment, modification, or waiver of this Agreement shall not be effective unless in writing. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of any right, remedy, power, or privilege with respect to any other occurrence.

         6.5 Governing Law. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania (and United States federal law, to the extent applicable), without giving effect to otherwise applicable principles of conflicts of law.

         6.6 Headings; Counterparts. The headings of paragraphs in this Agreement are for convenience only and shall not affect its interpretation. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to constitute but one and the same Agreement.

         6.7 Further Assurances. Each of the parties hereto shall execute such further instruments and take such other actions as any other party shall reasonably request in order to effectuate the purposes of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                             JUDGE TECHNICAL SERVICES, INC.

                             By:  /s/ Robert G. Alessandrini
                             -----------------------------------------
                             Robert G. Alessandrini
                             Chief Financial Officer,
                             The Judge Group, Inc.


                             Date: September 6, 2002
                                   -----------------------------------


                             /s/ Christina Bowles
                             ------------------------------------------
                             Christina Bowles


                             Date: September 6, 2002
                                   ------------------------------------